Exhibit 99.1

PROXY CARD

NorthView Acquisition Corp.

Special Meeting of Stockholders

This Proxy Is Solicited On Behalf Of The Board Of Directors

Fred Knechtel (the “Proxy) is hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned possess if personally present, at the Special Meeting of Shareholders of NorthView Acquisition Corp. to be held on [   ], 2025 or at any adjournment or postponement thereof.

Shares were represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxy will have the authority to vote FOR Items 1-8.

(Continued and to be signed on reverse side)

PROXY

The Board of Directors recommends you vote FOR Proposals 1-8.

1. To consider and adopt the Merger Agreement and Plan of Reorganization, dated as of November 7, 2022 (as amended, and as it may be further amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among NorthView, NV Profusa Merger Sub Inc., a Delaware corporation and a wholly-owned direct subsidiary of NorthView (“Merger Sub”), and Profusa, Inc., a California corporation (“Profusa”), a copy of which is attached to the accompanying proxy statement/prospectus as Annex A, including the transactions contemplated thereby (Proposal 1).

☐ FOR	☐ AGAINST	☐ ABSTAIN

2. To consider and vote upon a proposal to adopt the second amended and restated Certificate of Incorporation of NorthView (the “Proposed Charter”) to replace NorthView’s amended and restated certificate of incorporation currently in effect (the “Existing Charter”), a copy of which is attached to the accompanying proxy statement/prospectus as Annex B.

☐ FOR	☐ AGAINST	☐ ABSTAIN

 3. To consider and vote upon, on a non-binding advisory basis, proposals to approve certain governance provisions contained in the Proposed Charter, presented separately in accordance with the United States Securities and Exchange Commission (“SEC”) requirements (Proposals 3(A) through 3(F), referred to as the “Governance Proposals”);

3(A) — that, upon the consummation of the Business Combination, the Bylaws of NorthView (“Existing Bylaws”) be succeeded by the proposed new bylaws of New Profusa, a copy of which is attached to the accompanying proxy statement/prospectus as Annex E;

☐ FOR	☐ AGAINST	☐ ABSTAIN

3(B) — that the authorized capital of New Profusa will be (a) 300,000,000 shares of common stock, par value $0.0001 per share, and (b) 5,000,000 shares of preferred stock, par value $0.0001 per share;

☐ FOR	☐ AGAINST	☐ ABSTAIN

3(C) — that the New Profusa shareholders shall not be permitted to take action by written consent in lieu of a meeting as opposed to holding a stockholders meeting;

☐ FOR	☐ AGAINST	☐ ABSTAIN

3(D) — that amendment of certain provisions of the Proposed Charter will require the approval of the holders of at least 75% of New Profusa’s then-outstanding shares of capital stock entitled to vote on such amendments;

☐ FOR	☐ AGAINST	☐ ABSTAIN

3(E) — that New Profusa’s corporate existence will be perpetual, and to omit from the Proposed Charter the various provisions applicable only to special purpose acquisition companies; and

☐ FOR	☐ AGAINST	☐ ABSTAIN

3(F) — that, upon the consummation of the Business Combination, all other changes necessary or desirable in connection with the approval of the Proposed Charter and Proposed Bylaws as part of the Business Combination are approved.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4. To consider and vote upon, for purpose of complying with Nasdaq Listing Rule 5635, the issuance of New Profusa Common Stock in connection with the Business Combination and related private placement financings.

☐ FOR	☐ AGAINST	☐ ABSTAIN

5. To consider and vote upon a proposal to elect five (5) individuals as directors to the NorthView Board, effective immediately upon the Closing of the Business Combination, with each Class I director serving a term that expires immediately following NorthView’s annual meeting of stockholders in 2026, each Class II director serving a term that expires immediately following NorthView’s annual meeting of stockholders in 2027 and each Class III director serving a term that expires immediately following NorthView’s annual meeting of stockholders in 2028, or, in each case, until their respective successor is duly elected and qualified, or until their earlier resignation, removal or death.

☐ FOR	☐ AGAINST	☐ ABSTAIN

6. To consider and vote upon a proposal to approve the Equity Incentive Plan, a copy of which is attached to the proxy statement/prospectus as Annex C.

☐ FOR	☐ AGAINST	☐ ABSTAIN

7. To consider and vote upon a proposal to approve the Profusa, Inc. Employee Stock Purchase Plan, a copy of which is attached to the proxy statement/prospectus as Annex D.

☐ FOR	☐ AGAINST	☐ ABSTAIN

8. To consider and vote upon a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Charter Proposal, the Nasdaq Proposal, the Director Election Proposal, the Equity Incentive Plan Proposal, and the ESPP Proposal, or if we determine that one or more of the closing conditions to Merger Agreement is not satisfied or waived.

☐ FOR	☐ AGAINST	☐ ABSTAIN

 Note : In his discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date

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